                                                                   EXHIBIT 10.18

                                                  ORIGINAL LEASE - PAGE 1 OF 25


                                LEASE AGREEMENT


STATE OF ILLINOIS )
                  ) SS
COUNTY OF COOK    )

     This Lease Agreement, made and entered into by and between JOSEPH J. HARTLEY and JOYCE M. HARTLEY ("Lessor") and North Shore Premier Properties, Inc., An Illinois Corporation, AND Richard Keefe (###-##-####) ("Lessee").

                                   WITNESSETH
     1. In consideration of the obligation of Lessee to pay rent as herein provided, and in consideration of the other terms, provisions and covenants hereof, Lessor hereby demises and leases to Lessee, and Lessee hereby takes from Lessor that portion of the premises constituting a single store unit located on the ground floor at 362 Park Avenue, Glencoe, Illinois, being a part of single tract of land more particularly described as follows:
      Lots 1 and 2 in FLETCHER'S SUBDIVISION of Lot 1 and the Northerly 50.0 feet of Lot 2 in Block 32 in the Village of Glencoe in Section 7, Township 42 North, Range 13 East of the Third Principal Meridian, in Cook County, Illinois.
together with such rights, privileges, easements, appurtenances and immunities belonging to or in any way pertaining to that portion of the premises so demised including all improvements located therein. ("Demised Premises").
     To have and to hold the same for a term commencing March 17, 1992 for a period of ten (10) years terminating March 31, 2002.
     2. (a) The rent to be paid during the initial term of this Lease shall be Three Thousand Three Hundred Fifty-Five

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                                                  ORIGINAL LEASE - PAGE 2 OF 25


Dollars per month (herein called "Base Rent") the first installment of which shall be due April 1, 1992 and a like sum on the first day of each and every month thereafter until the end of the initial term of this Lease. It is understood and agreed by the parties that the square footage for the Demised Premises is approximately One Thousand Seven Hundred Fifty-Nine (1,759) square feet.
     (b) To pay in addition to the Base Rent such additional sums as hereinafter provide for the payment of real estate taxes, insurance, and such other payments as provided in this Lease ("Additional Rent").
     (C) To the extent that any installment of Rent is not received by Lessor within ten days of the due date or in the further event that any check in payment of a rental installment is returned uncollected for any reason, the gross amount of such payment as then due shall be increased by an additional FIVE PERCENT (5%), which payment shall be as liquidated damages to the Lessor by reason of the fact that the parties acknowledge that it would be impossible for them to determine the precise loss to the Lessor resulting from the failure of Lessee to make timely payment. In addition, if any installment of rent is not received within thirty days following the due date, such rent shall bear additional interest beginning thirty days after the due date at a rate per annum equal to the publicly announce prime rate of The First National Bank of Chicago, Chicago, Illinois plus three additional percent (herein) called "Default Interest Rate" which Default Interest Rate shall change with any change in such prime

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                                                  ORIGINAL LEASE - PAGE 3 OF 25


rate, provided, however, in no event shall the Default Interest Rate exceed the maximum lawful rate. If the First National Bank of Chicago ceases to publish a prime rate, Lessor shall have the right to substitute a comparable index or financial institution.
     3. The Demised Premises shall be used only for the purposes of conducting and operating a general real estate sales and brokerage office and for such other lawful purposes as may be incidental thereto. Lessee shall at its own cost and expense obtain any and all licenses and permits necessary for such use. Lessee shall comply with all governmental laws, ordinances and regulations applicable to the use of the Demised Premises, and shall promptly comply with all governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the Demised Premises, all at Lessee's sole expense.
     4. Lessor agrees to pay before they become delinquent all taxes (both general and special), assessments, or governmental charges lawfully levied or assessed against the above described premises of which the Demised Premises are part and all taxes, assessments, levies and charges which are now or hereafter assessed, levied or imposed in addition to, in replacement of or in substitution, for the taxes assessments or governmental charged described in this section including, without limitation, such taxes, assessments, levies and charges which, in whole or in part, are measured or calculated by or based upon Base Rent including, without limitation, gross income, gross receipts,

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                                                  ORIGINAL LEASE - PAGE 4 OF 25

license, occupation, privilege, value added, documentary stamps, transfer,
excise, sales   and use taxes, but excluding any tax on or measured by the net income of Lessor or federal, state or local income taxes, transfer tax, excise tax, capital stock tax, estate taxes, succession or inheritance taxes payable by Lessors.
     Provided that Lessee shall pay one-half of all such taxes in excess of $4,845.90 annually including 1991 taxes payable in 1992 and provided further, Lessee may at its sole cost and expense (in its own name or in the name of Lessor, or in the name of both, as it may deem appropriate) dispute and contest the same, and in such case, such disputed item shall be paid until finally adjudged to be valid. At the conclusion of such contest if the Lessee secures
a reduction in the taxes, the Lessee shall be   entitled to its proportional
share of any refund received by Lessor but such refund cannot exceed the amount paid by Lessee to Lessor.
     5. If Lessee should fail to pay any taxes, assessments, or governmental charges to the extent as set forth in paragraph 4 hereof, required to be paid by Lessee thereunder or if Lessee should fail to obtain and keep in full force during the term of this lease such policies as hereinafter required, in addition to any other remedies provided herein, Lessor may if it so elects pay such taxes, assessment, and governmental charges or procure all such policies of insurance and pay the premiums therefor. Any sums so paid by Lessor shall be deemed to be so much Additional Rent owing by Lessee to Lessor and due and payable on

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                                                  ORIGINAL LEASE - PAGE 5 OF 25

demand.
     6. Lessee shall throughout the term of this Lease take good care of the Demised Premises and keep it free from waste or nuisance of any kind. Lessee shall, at its sole cost and expense, keep in good repair and condition, reasonable wear and tear excepted, the interior of Demised Premises including but not limited to the heating system, air conditioning, plumbing, electrical services and all fixtures attached thereto. Lessor covenants and agrees to be solely responsible for the exterior walls of the Demised Premises, the roof, and so much of any interior walls constituting the interior side of the Demised Premises. Lessee further agrees that it will at its sole cost and expense care for the grounds around the Demised Premises, including the removal of snow accumulations on the sidewalks adjoining the Demised Premises; specifically, the sidewalks located on Vernon Avenue and so such of the sidewalk on Park Avenue as fronts on the Demised Premises. At the end or other termination of this Lease, Lessee shall deliver up the Demised Premises with all improvements located thereon in good repair and condition, reasonable wear and tear only expected.
     7. Lessee shall not make any major alterations, additions, or improvements to the Demised Premises without the prior written consent of the Lessor, which consent shall not be unreasonably withheld. Lessee may, without the consent of Lessor but at its own cost and expense and in a good workmanlike manner make such minor alterations, additions, or improvements or erect, remove, or alter such partitions or erect such shelves, bins, machinery,

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                                                  ORIGINAL LEASE - PAGE 6 OF 25


and trade fixtures as it may deem advisable, without altering the basic character of the building or improvements, and in each case complying with all applicable governmental laws, ordinances, regulations, and other requirements. At the termination of this Lease, Lessee shall, if Lessor so elects, remove all alterations, additions, improvements, and partitions erected by Lessee and restore the Demised Premises to their original condition, otherwise such improvements shall be delivered up to Lessor with the Demised Premises. All shelves, bins, machinery, and trade fixtures installed by Lessee may be removed by Lessee at the termination of this Lease if Lessee so elects, and shall be so removed if required by Lessor. All such removals and restoration shall be accomplished in a good workmanlike manner so as not to damage the primary structure qualities of the building or the Demised Premises.
     8. Lessee shall have the right to install such signs as it may desire upon the roof and exterior walls of the building subject to any applicable governmental laws, ordinances, regulations and other requirements. Lessee shall remove all such signs at the termination of the Lease. Such installations and removals shall be made in such manner as to avoid injury, defacement, or overloading of the buildings and other improvements.
     9. Lessee shall not permit the Demised Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous; it being understood and agreed

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                                                  ORIGINAL LEASE - PAGE 7 OF 25


that the use of the Demised Premises    in the proper and ordinary conduct of
Lessee's business for the purposes set forth in Paragraph 3 above shall not in any event be considered in violation of this Paragraph.
     10. Lessor and Lessor's beneficiaries, agents, and representatives shall have the right to enter and inspect the Demised Premises at any time during reasonable business hours, for the purpose of ascertaining the condition of the Demised Premises or in order to make such repairs as may be required to be made by Lessor under the terms of this Lease.
     11. Lessor agrees to provide at its cost water and electricity, and gas into the Demised Premises; but Lessee shall pay all charges incurred for any utility services used on the Demised Premises; said utility services being connected by a separate meter for the Demised Premises only.
     12. This Lease may not be assigned nor shall the Lessee have any right to sublet all or any portion of the Demised Premises without the written consent of the Lessor first had and obtained, which consent shall not be unreasonably withheld. A breach of this provision shall at the option of the Lessor be a material default and the Lessor shall have the right to thereupon re-enter and take possession of the Demised Premises. No assignment or sublease whatsoever shall release Lessee from Lessees' obligations and liabilities under this Lease or alter the primary liability of Lessee to pay all Rent and perform all obligations to be performed by Lessee. If any assignee, subtenant or successor of Lessee defaults in the performance of

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                                                  ORIGINAL LEASE - PAGE 8 OF 25


any obligation to be performed by Lessee under this Lease, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against such assignee, subtenant or successor. Lessor may consent to subsequent assignment or subleases or amendments or modifications to this Lease with assignees, subtenants or successors of Lessee and without obtaining any consent thereto from Lessee or any successor of Lessee, and such actions shall not release Lessee from liability under this lease.
     13. Lessor shall not be liable to Lessee or Lessee's employees, agents, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Demised Premises, caused by the negligence or intentional conduct of Lessee, its agents, servants, or employees, or of any other person entering upon the Demised Premises under express or implied invitation of Lessee or caused by the building and improvements located on the Demised Premises becoming out of repair, or caused by leakage of gas, oil, water or steam or by electricity emanating from the Demised Premises, or due to any other cause whatsoever, and Lessee agrees to indemnify Lessor and hold it harmless from any loss, expense, or claims arising out of any such damage or injury, provided; however, that the indemnity shall apply only to those claims attributable to negligence or intentional conduct on the part of the Lessee, its agents, servants and employees and invitees. Lessee shall throughout the term of the this Lease, at its sole cost and expense, provide and keep in force with responsible

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                                                  ORIGINAL LEASE - PAGE 9 OF 25


insurance companies satisfactory to Lessor and to any mortgagee under a mortgage constituting a lien upon the Demised Premises public liability and property damage insurance, including plate glass insurance, the property damage insurance to be in an amount not less than $50,000 and the public liability insurance not less than $1,000,000 for one person, and not less than $2,000,000 per occurrence, protecting Lessor, any such mortgagee and the owners record for the real estate on which the Demised Premises is located ("Real Estate") as well as Lessee against liability to any employees or servants of Lessee or to any other person arising out of or in connection with Lessee's use of the Demised Premises or the condition of the Demised Premises.
     Such policies shall name Lessor, Lessee and, if required by Lessor's mortgagee, all mortgagees of the Demised Premises, as insured and shall contain an agreement by the insurer that such policies shall not be canceled or substantially modified without at least 30 days prior written notice to Lessor.
     14. (a) If the whole or any substantial part of the Demised
Premises would be destroyed, taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain ("Taking"), or taken by private purchase in lieu thereof, this Lease shall terminate, unless the demised Premises can be repaired, restored and rebuilt within 120 days of the destruction to the condition of the Demised Premises immediately prior to such destruction, but the Base Rent and Additional Rent shall be abated during the 120 day period, effective when the destruction of the Demised Premises shall

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                                                  ORIGINAL LEASE - PAGE 10 OF 25

occur. In the event of a Taking, separate awards for damages to the respective interests of Lessor and Lessee hereunder shall be made and each shall be entitled to receive and retain such awards as shall be made to it, and the termination of this Lease shall not affect the rights of the respective parties to the awards.

(b) If less than a substantial part of the Demised Premises should be
destroyed, taken for any public or quasi-public use under any   governmental
laws, ordinance or regulation, or by right of eminent domain, or taken by private purchase in lieu thereof, this Lease shall not terminate, provided that the remaining portion of the Demised Premises can reasonably be used for the same purpose as before, but the rent payable hereunder during the unexpired portion of the term of this Lease shall be reduced in direct proportion to the square footage of the Demised Premises so destroyed or taken. If the Lessor and Lessee cannot agree whether the remaining portion can reasonably be used for the same purpose, the matter will be submitted to arbitration in accordance with the rules of the American Arbitration Association to determine whether the Demised Premises could be used in accordance with the terms of this Lease. In the event of a Taking, separate awards shall be made in such event for damages to the respective interests of Lessor and Lessee hereunder. 15. Should Lessee, or any of its permitted successors in interest, hold over the Demised Premises, or any part hereof, after the expiration of the term of this Lease, unless otherwise agreed in writing, such holding over shall constitute and be construed as tenancy from month to month and at a rental equal to

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                                                  ORIGINAL LEASE - PAGE 11 OF 25

the rent paid for the last month of the term of this Lease plus twenty-five percent (25%) of such amount.
     16. Lessor covenants that the Demised Premises are free and clear of all liens and encumbrances, excepting only the lien for current taxes not yet due and subsequent years, such mortgage or mortgages as Lessor secures, and zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Real Estate.
     17. The following shall be deemed to be events of default by Lessee under this lease:
     (1) Lessee shall fail to pay any installment of the Base Rent and such failure shall continue, for a period of ten (10) days.
     (2) Lessee shall fail to comply with any term, provision, or covenant of this Lease, other than the payment of Base Rent, and shall not cure such failure within thirty (30) days after written notice thereof to Lessee.
     (3) Lessee shall become insolvent or shall make a transfer in fraud of creditors or shall make an assignment for the benefit of creditors.
     (4) Lessee shall file a petition under any section or chapter of the national Bankruptcy Act, as amended, or, under any similar law or statute of the United States or any State thereof; or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee thereunder.
     (5) A receiver or Trustee shall be appointed for all or substantially all of the assets of Lessee.

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                                                  ORIGINAL LEASE - PAGE 12 OF 25

     (6) Lessee shall desert or vacate any substantial portion of the premises. Upon the occurrence of any of Such events of default, Lessor shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever:
     (a) Terminate this Lease, in which event Lessee shall immediately surrender the premises to Lessor, and if Lessee fails so to do, Lessor may, without prejudice to any other remedy which it may have the possession or arrearage in Base Rent, or Additional Rent, enter upon and take possession of the Demised Premises and expel or remove Lessee and any other person who may be occupying the Demised Premises or any part thereof, by force if necessary, without being liable for prosecution or any claim of damages therefore and Lessee agrees to pay to Lessor on demand the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the Demised Premises on satisfactory terms or otherwise
     (b) Enter upon and take possession of the Demised Premises and expel or remove Lessee and any other person who may be occupying Demised Premises or any part thereof, by force if necessary, without being liable for prosecution of any claim for damages therefore, and relet the Demised Premises and receive the rent thereof; and Lessee agrees to pay to lessor on demand any deficiency that may arise by reason of such reletting.
     (c) Enter upon the Demised Premises by force if necessary without being liable for prosecution or any claim for damages thereof, and do whatever Lessee is obligated to do under the

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                                                  ORIGINAL LEASE - PAGE 13 OF 25

terms of this Lease; and Lessee agrees to reimburse Lessor on   demand for any
expenses which Lessor might incur in thus effective compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable, for any damages, resulting to the Lessee from such action, whether caused by the negligence of Lessor or otherwise.
     Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by laws nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Basic Rent or Additional Rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, provisions and covenants herein contained. No waiver by Lessor of any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provision, and covenants herein contained. Forbearance by Lessor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.
     18. Lessor shall have at all times a valid lien for all rentals and other sums of money becoming due hereunder from Lessee, upon all goods, wares, equipment, fixtures, furniture, and other personal property of Lessee situated on the Demised Premises, and such property shall not be removed therefrom without the consent of Lessor until all arrearage in Base Rent as well as any and all other sums of money then due to Lessor

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                                                  ORIGINAL LEASE - PAGE 14 OF 25

hereunder shall first have been paid and discharged.
The lien hereby granted may be foreclosed in the manner and form provided by law for foreclosure of chattel mortgages or in any other form provided by law. The statutory lien for rent is not hereby waived, the express contractual lien herein granted being in addition and supplementary thereto.
     19. If, on account of any breach or default by Lessee in Lessee's obligations under the terms and conditions of this Lease, it shall become necessary for Lessor to, employ an attorney to enforce or defend any of
Lessor's rights or remedies, hereunder, Lessee agrees to pay any reasonable attorney's fees costs, expenses, paralegal fees, and computerized research time incurred by Lessor in such connection.
     20. Lessee accepts this Lease subject and subordinate to any mortgage or mortgages now a lien upon the Demised Premises or the Real Estate. This Lease shall also be subject and subordinate to the lien of any other mortgage which may at any time hereafter be or become a lien an the Demised Premises or the
Real Estate. Lessee shall at any time hereafter, on demand, execute any instruments, releases or other documents that may be required by any mortgagee for the purpose of subjecting and subordinating this Lease to the lien of any such mortgage.
     21. Each provision of this instrument or of any applicable governmental laws, ordinances, regulations and other requirements with reference to the sending, mailing, or delivery of any notice of the making of any payment by Lessor to Lessee or with reference to the sending, mailing, or delivery of any notice of
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                                                  ORIGINAL LEASE - PAGE 15 OF 25

the making of any payment by Lessee to Lessor shall be deemed to be complied with when and if the following steps are taken:
     A. All Base Rent and other payments required to be made by Lessee to Lessor hereunder shall be payable to Lessor in Glencoe, Illinois, at the address hereinbelow set forth or at such other address within the continental United States, as Lessor may specify from time to time by written notice delivered in accordance herewith.
     B. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered whether actually received or not when deposited in the United States Mail, postage prepaid, Registered Mail, or certified mail, Return Receipt Requested, addressed to the parties hereto, at the respective addresses set out opposite their name below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith:

      Lessor:              Joseph J. and Joyce M. Hartley
                           c/o International Silver Plating, Inc.
                           364 Park Avenue
                           Glencoe, IL 60022

      Lessee:              Red Carpet North Shore Premier Properties, Inc.
                           Attention: Dick Keefe
                           724 11th Street
                           Wilmette, IL 60091

     All parties included within the terms "Lessor" and "Lessee", respectively, shall be bound by notices given in accordance with the provisions of this Paragraph to the same effect as if each had received such notice.

     22. In addition to the Base Rent reserved herein, Lessee agrees to reimburse Lessor for any amount equal to FIFTY PERCENT

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                                                  ORIGINAL LEASE - PAGE 16 OF 25

(50%) of the cost of fire, comprehensive and extended coverage insurance upon the entire premises of which the Demised Premises is a portion thereof less Seven Hundred Seventy Dollars. For the purposes of this Lease, increases may be necessitated by but not limited to having to increase the amount of coverage as a result of a determination by the insurance carrier or carriers that the
value of the Real       Estate and Improvements thereon, including the Demised
Premises has increased. Any payments due hereunder shall be paid to Lessor within 30 days following submission by Lessor of a copy of the invoice received
from the insurance carrier.     Failure to make a payment hereunder shall be
deemed to be the failure to make payment of an Additional Rent and entitle the Lessor to all appropriate remedies as set forth in this Lease.
     23. Effective with the commencement of this Lease and thereafter for each year of the Lease term commencing on the first day of November, the monthly
Base Rent shall be subject to an increase as follows:
            (a) (i) As promptly as practicable after October 31 of each year (including 1992) of the lease term, Lessor shall compute the increase, if any, in the cost of living for the preceding one-year period based upon the "Revised Consumers Price lndex-Cities (1967-100) (the "Index"), published by the Bureau of Labor Statistics of the United States Department of Labor.

                 (ii)The Index number indicated in the column for the City of
                     Chicago, entitled "all items", for the month of August 1991, shall be the "base Index number" and the corresponding Index number for the month of August of the calendar year of the adjustment, shall be "current Index number."

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                                                  ORIGINAL LEASE - PAGE 17 OF 25

                 (iii) The current Index number shall be divided by the base index number. From the quotient thereof, there shall be subtracted the integer 1, and any resulting positive number shall be deemed to be the percentage of increase in the cost of living.
                 (iv) The percentage of increase multiplied by the Base Rent shall be the increase required to be determined by this Paragraph 23.
                  (v)  Lessor shall, within a reasonable time
                       after obtaining the appropriate, data necessary for computing such increase, give Lessee notice of any increase so determined, and the Lessor's computation shall be conclusive and binding but shall not preclude any adjustment which may be required in the event of a published amendment of the index figures upon which the computation was based unless Lessee shall, within 60 days after the giving of such notice, notify the Lessor of any claimed error therein. Any dispute between the parties as to any such computation shall be determined by arbitration.

            (b) The Base Rent, as so determined (i.e., the aggregate of the
                Base Rent and the "increase" calculated in accordance with subparagraphs (i) through (iv) of subdivision (a) of this Paragraph 23), shall be due and payable to the Lessor in equal monthly installments commencing with the first day of November of each year of the term of this Lease (any retroactive payments then due being payable within five days after the giving of such notice), and in the event of any subsequent redetermination of such amount the adjustment thus indicated shall be made, promptly between Lessor and Lessee.

            (C) If publication of the Consumers Price Index shall be
                discontinued,  the parties shall accept comparable
                statistics on the cost of living for the City of Chicago as they shall be computed and published by an agency of the United States or by a responsible financial periodical of recognized authority then to be selected by the parties, or, if the parties cannot agree upon a selection, by arbitration. In the event of (i) use of comparable statistics in place of the Consumers Report Index, or (ii) publication of the Index
                figures at other than   monthly intervals, there shall be made
                in the method of computation such revisions as the circumstances may require to

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                                                  ORIGINAL LEASE - PAGE 18 OF 25

                carry out the intent of this Article, and any dispute between the parties as the making of such adjustment shall be determined by arbitration.

            (d) Notwithstanding anything contained herein to the contrary, the monthly Base Rent as adjusted herein, shall never be reduced below the monthly Base Rent as established as of the commencement of this lease.

            (e) Any reference to arbitration in this paragraph 23 shall be in accordance with the rules of the American Arbitration
                Association.

     24. Beginning April 1, 1997 the Lessor shall have the right to increase the Base Rent by a figure not more than ten percent(10%). Such an increase shall not affect the obligation of the Lessee to make Additional Rent payments under this terms of this lease .

     25. Concurrent with the execution of this Lease, Lessee has deposited with Lessor Three Thousand Three Hundred Fifty-Five Dollars ($3,355.00) which said sum shall be held by Lessor as a security deposit to ensure full faith compliance by Lessee of all of the terms of this Lease. Lessor shall have the right to mingle these funds with their personal funds and no interest shall be earned by the Lessee upon the said funds. The said security deposit shall be not used in payment of any installment of Base Rent or Additional Rent and shall be refunded to Lessee upon termination of this Lease and the surrendering of possession of the Demised Premises to Lessor subject only to ordinary wear and tear. To the extent that Lessor should apply all or any part of the said security deposit in the satisfaction of any obligation of the Lessee pursuant to the terms of this Lease, then Lessee shall, upon demand from

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                                                  ORIGINAL LEASE - PAGE 19 OF 25

Lessor deliver to Lessor such sums      of money as may be necessary to restore
the security deposit to the original amount. In the event that Lessee fails to deliver such sums within ten (10) days from receipt of notice from Lessor, Lessee shall thereafter owe interest on said sum at a rate of Ten Percent (10%) per anum from the date of payment by Lessor until reimbursement by Lessee. Failure to make such payment within thirty (30) days following delivery of a written notice of demand by Lessor to Lessee shall constitute a default under this lease and entitle Lessor to all of the remedies as may be available by statute or under the terms of this lease.
     26. Words of any gender in this Lease shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, unless the content otherwise requires.
     27. Lessee has no authority or power to cause or permit any lien or encumbrance, whether created by act of Lessee, operation of law or otherwise, to be attached to or be placed upon Lessor's title or interest in the Demised Premises.
            A. Lessee shall not suffer or permit the Premises to become subject to any vendor's, mechanic's, laborer's, materialman's or other lien or encumberance based upon the claims for the furnishing of materials, services, or labor to or for the Lessee or the Premises. If all, or any part, of the Premises or Lessee's leasehold interest therein, shall become subject to such lien or encumberance. Lessee at Lessee's sole cost and expense, shall cause the same to be discharged of record within 60 days

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                                                  ORIGINAL LEASE - PAGE 20 OF 25

after notice of lien is given to Lessee by the lienor or promptly upon written demand by Lessor, whichever occurs first.
            B. So long as an Event of Default has not occurred nor has any event ocurred which with the passage of time or the giving of notice would constitute an Event of Default, Lessee may contest, in good faith and with diligence, the validity of any such lien or claim for lien, subject to the conditions that (a) Lessee shall promptly notify Lessor of the filing of any such lien or claim for lien and of the Lessee's intent to contest the same, (b) Lessee shall give to Lessor such security as may be reasonably satisfactory to Lessor to insure payment thereof and prevent any sale, foreclosure or forfeiture of the Demised Premises by reason of non-payment thereof and (C) on final determination of the lien or claim of lien, Lessee shall immediately pay any judgement rendered, together with all costs and charges, shall have the lien or claim of lien released and any judgement satisfied. Lessor shall return the security to the Lessee promptly after Lessee delivers proof of such release or satisfaction and recordation thereof to Lessor.
            C. Lessor may, but shall not have any obligation to, discharge any such lien on behalf of Lessee, if Lessee fails to comply with Section.
In such case, the costs of such discharge shall be Additional Rent payable on demand by Lessor. 28. The terms, provisions and covenants and conditions contained in this Lease, shall apply to, insure to the benefit of, and be binding upon the parties hereto and upon their respective successors in interest and legal representatives,

                                                  ORIGINAL LEASE - PAGE 21 OF 25

except as otherwise herein expressly provided.
     29. In addition to any other additional rent due, the Lessee shall pay the Lessor upon execution of this lease, the sum of Thirteen Thousand Eight Hundred Forty Dollars which sum represents sums due and owing from First United, Inc. Under the terms of the previous lease.
     30. This Lease shall be construed according to the laws of the State of Illinois.
     31. The Lessee has inspected the Demised Premises and accepts the Demised Premises "as is".
     32. Any sign or improvements belonging to the previous tenant at the Demised Premises will be removed by the Lessee at the Lessee's sole cost and expense.
     33. Any repairs which should have been made by the previous tenant in accordance with the provisions of the Lease dated September 27, 1985 or any extension thereto shall be made by the Lessee at the Lessee's sole cost and expense.
     34. Lessees shall be jointly and severally liable to perform all the covenants, agreements, conditions and provisions set forth in the lease.

     IN WITNESS WHEREOF, the Parties hereto have affixed their signature on this 18 day of March, 1992.

NORTH SHORE PROPERTIES, INC.

By:                                Joseph Hartley
     ------------------            -----------------
     President                       Joseph Hartley

                                                  ORIGINAL LEASE - PAGE 22 OF 25


ATTEST:                              Joyce Hartley
       ------------------------      --------------------------
           Secretary                      Joyce Hartley


Lessee:      Richard A. Keefe
        --------------------------------
         Richard A. Keefe (###-##-####)

                       ASSIGNMENT OF LEASE AND AMENDMENT

                     Re: 362 Park Avenue, Glencoe, Illinois

     This Assignment of Lease and Amendment (the "Amendment") is made in reference to that certain Lease Agreement dated as of March 18, 1992 (the "Lease") by and between J0YCE M. HARTLEY (the "Lessor") and NORTH SHORE PREMIER PROPERTIES, INC., an Illinois corporation, and RICHARD KEEFE (###-##-####) (together, the "Lessee"), each of which are now a party hereto together with NORTH SHORE COMMUNITY BANK AND TRUST COMPANY, an Illinois corporation (the "Assignee").

                                    RECITALS

     WHEREAS, Lessor and Lessee previously entered into the Lease, whereby Lessor demised to Lessee a single store unit located on the ground floor of a building located at 362 Park Avenue, Glencoe, Illinois for a term commencing March 17, 1992, and expiring on March 31, 2002; and

     WHEREAS, Lessee agrees to assign, and Assignee agrees to accept the assignment of, Lessee's interest in, to and under the Lease subject to the terms and conditions contained in this Amendment (the "Amendment"); and

     WHEREAS, Lessor agrees to allow the Assignment under the terms and conditions provided herein and in reliance upon the Guaranties attached hereto; and

     WHEREAS, upon the Effective Date of the Amendment, as that term is defined herein through March 21 2002, Lessee shall not be released from his obligations and liabilities under the Lease subject to the terms and conditions contained herein;

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor, Lessee and Assignee agree as follows:

                              Terms and Conditions

     1. INCORPORATION OF RECITALS. The foregoing Recitals are hereby incorporated into this Amendment and made a part hereof.

     2. EFFECTIVE DATE. For the purpose of this Agreement, "Effective Date" shall be defined as August 1, 1995.

     3. ASSIGNMENT. As of the Effective Date, Lessee shall assign all right, title and interest in, to and under the Lease and this Agreement to Assignee.

     4. ASSUMPTION. Assignee shall assume the Lease and will perform and observe all the covenants and conditions therein. Such liability of Assignee under said lease shall be joint and several with Lessee as of the Effective Date, subject to the terms and conditions contained in this Amendment. Lessor consents to the Assignment of the Lease by Lessee to Assignee upon the express condition that no further assignment of the Lease shall hereafter be made without the prior written consent of the Lessor.

     5. REPRESENTATIONS.

        A. Lessor and Lessee covenant that Lessee is not in default under the Lease, that the Lease is not encumbered by any prior transfer or assignment to the knowledge of the Lessor. Lessee covenants that Lessee has full and lawful authority to assign the Lease.

        B. Joyce Hartley represents that she held the Demised Premises in joint tenancy with Joseph J. Hartley, deceased. Upon the death of Joseph J. Hartley's, Joyce Hartley received her ownership interest in the property as the sole surviving joint tenant and currently she has the power and authority to enter into this Lease as Lessor.

     6. DEMISED PREMISES. Notwithstanding the Provisions of paragraphs 1 and 2(a) of the Lease, on the Effective Date Lessor demises and leases to Assignee, and Assignee takes from Lessor the Demised Premises, as that term is defined in the Lease, together with that portion of the basement space located underneath the Demised Premises which is shown on Exhibit "A" which is attached hereto and made a part hereof. The Assignee shall not be entitled to Possession of the additional basement areas until thirty (30) days after the Effective Date. Further the Assignee shall pay the Lessor the sum of Eight Hundred Dollars within the thirty day period.

     7. RENT. Rent shall continue to be determined in the manner provided for in the Lease.

     8. USE. Notwithstanding the provisions of Paragraph 3 of the Lease, the Demised Premises shall be used for the purposes of conducting and operating a banking facility and for such other lawful purposes as may be incidental thereto.

     9. ADDITIONAL RENTAL INCREASE: Paragraph 24 of the Lease is deleted and the following language is substituted. Beginning August 1, 2005, the Lessor shall have the right to increase the Base Rent by an amount of three (3%) percent in addition to the increase in Base Rent set forth in paragraph 23 of the Lease. Further, beginning August 1, 2013, the Lessor shall have the right to increase the Base Rent an additional three (3%) percent in addition to the increase in Base Rent set forth in paragraph 23 of the Lease and the increase provided in the second sentence of this paragraph.

     10. TAXES. In addition to the real estate taxes payable by the Assignee in accordance with Paragraph 4 of the Lease, Assignee shall be responsible to pay for any additional real estate taxes caused by the Improvements made by the Assignee to the interior or exterior of the Premises or the operation of the Assignee's business. If the Cook County Assessor's records indicate the assessed value of the Real Estate is increased as a result of the Improvements, the tax attributable to the increase in the assessed valuation as a result of the Improvements shall be paid by the Assignee. In the event the Lessor and Assignee are unable to determine whether or not any increase in the Real Estate taxes are attributable to the Assignee's improvements or any improvements made by Lessor, the Assignee and Lessor agree to allocate any such increase based upon the actual cost of the Assignee's Improvements or Lessor's improvements.

     11. IMPROVEMENTS. Notwithstanding the provisions of paragraph 7 of the Lease, the parties agree that the Demised Premises shall be subject to the following improvements:

         A. Upon Lessor's written authorization of the plans and specifications, which shall not be unreasonably withheld or delayed, beginning on the Effective Date Assignee shall have the right to make alterations, additions and improvements ("Improvements") to the Demised Premises which are necessary for said property to he used as a banking facility. Assignee shall provide to Lessor within thirty (30) days of the Effective Date a schematic floor plan, plans, and specifications for all Improvements to be made to the Demised premises. Lessor shall, within fifteen (15) days from the receipt thereof, review said plans and specifications. All such alterations, additions and Improvements shall be made in a workmanlike manner at Assignee's own cost and expense including any permits or any other cost or expense necessary to complete the Improvements. Lessor may withhold consent to any proposed plans and specification for Improvements if they would unreasonably interfere with the use of any area other than the Demised Premises, provided, however, the Lessor shall not unreasonably withhold or delay such consent. The Assignee agrees that the Lessor may consult with the Architect retained by Assignee at Assignee's expense for the purpose of securing answers to questions concerning the plans and specifications and Improvements being constructed.

         B. Assignee shall cause the general contractor in charge of the Improvements to acquire a performance bond covering all planned Improvements and to deliver a copy of same to Lessor. The performance bond shall name the Lessor as an obligee.

         C. Assignee shall be solely responsible for all costs associated with securing waivers of lien and construction escrows which waivers of lien shall be in a form satisfactory to the Title Insurer providing the extended title insurance coverage over mechanics lien claims.

         D. Upon completion of all Improvements proposed herein, Assignee shall provide Lessor with extended Title Insurance coverage in an amount at least equal to the fair market value of the Improvements.

         E. Upon completion by Assignee of all Improvements described here, Assignee shall provide to Lessor written evidence of all amounts paid for such Improvements.

         F. Assignee shall not erect any improvements on, or in any way interfere with, any other area other than the Demised Premises including but not limited to the area located to the south of the building, nor shall Assignee interfere with Lessor's efforts to construct a building on that location.

         G. Improvements made by Assignee shall not unreasonably interfere with the peaceful enjoyment of the building by other tenants.

         H. At the termination of the Lease, Assignee shall have no obligation to restore the Demised Premises to its original condition, but any and all improvements to the Demised Premises shall be delivered to Lessor. The Demised Premises and Improvements shall be in the same condition as received at the Effective Date or improved, ordinary wear and tear expected. Notwithstanding the foregoing, at the termination of the Lease, the Assignee shall have the right to remove all of its trade fixtures, including without limitation any and all modular safes, from the Demised Premises. Assignee shall be obligated to make any improvements or repairs required to the Demised Premises as a result of the removal of its trade fixtures.

     12. RENEWAL OPTIONS.

         A. Notwithstanding the provisions of paragraph 1 of the Lease, Lessor hereby grants to Assignee an option to extend the term of the Lease for a period of eight (8) years commencing as of the termination date of the original Lease term as extended in paragraph 17 on March 31, 2005, and ending on March 31, 2013 (the "First Renewal Term"). If the option for the first Renewal Term is exercised, Lessor shall further grant to Assignee an option to extend the term of the Lease for an additional seven (7) years commencing as of the termination of the First Renewal Term and ending on March 31, 2020 (the "Second Renewal Term") .

         B. In order to exercise the option for the First Renewal Term and/or the Second Renewal Term, Assignee shall provide

Lessor with written notice of Assignee's intent to so exercise more than six
(6) months prior to March 31, 2O05 for the First Renewal Term and March 31, 2013 for the second renewal term.

         C. The terms and conditions pertaining to both the First Renewal Term and the Second Renewal Term shall be those same terms and conditions contained in the Lease this Amendment hereto.

         D. The Lessee shall have no obligations or liability for either the First Renewal Term or the Second Renewal Term or for the period April 1, 2002 through March 31, 2005.

     13. Lessor shall not sell or cause to be sold the Demised Premises without requiring as a term of such sale that the Purchaser take the Demised Premises subject to the terms and conditions set forth in the Lease and this Amendment.

     14. INSURANCE. Notwithstanding the provisions of paragraph 13 of the Lease, Assignee shall provide for all necessary increases in insurance coverage and costs, if any, resulting from the Improvements made to the Demised Premises and from its use as a bank.

     15. KEYS TO DEMISED PREMISES. Lessor shall not be provided with a set of keys to the demised premises.

     16. UTILITIES. Assignee shall be separately metered and pay all utility bills incurred for which Assignee is separately metered including but not limited to water, gas, electricity, fuel, light, heat and power bills. Assignee shall pay for the installation of a water meter. Assignee shall also pay for its share for garbage removal and sewer charges if not included on a separate meter or bill charged to Assignee.

     17. PERMITS AND LICENSES. Lessor, at no cost to herself, agrees to use her best efforts to assist Assignee to secure permits and licenses required by the village of Glencoe.

     18. EXTENDED TERM. The term of the Lease is hereby extended from March 31, 2002 to March 31, 2005.

     19. CONTROLLING PROVISION. To the extent that the provisions contained in the Lease and Amendment contradict or are otherwise inconsistent, the provisions of the Amendment shall control.
     20. RECORDATION. The parties agree that this Amendment may be recorded at the sole and exclusive expense of the Assignee.

     21. Notwithstanding any other provision in the Lease or this Amendment, if the Improvements proposed by the Assignee in accordance with Paragraph 11 of this Assignment would cause the

Lessor to be required to make alterations, additions or improvements (Additional Improvements) to any portion of the building by any governmental body, agency, or department including but not limited to the State of Illinois, the County of Cook, the village of Glencoe, and/or the United States, the Lessor shall not be required to approve the Improvements. In that event, this Amendment shall be terminated unless the Assignee notifies the Lessor that the Assignee will make the Additional Improvements required by the governmental body, agency or department at the Assignee's sole cost and expense. Further, if the Lessor determines in her sole discretion that the Additional Improvements would interfere with her other tenants or her own business, Lessor may terminate this Amendment by giving written notice to Assignee and Lessor within ten days of receiving written notice of the requirement for the Additional Improvements. If this Assignment is terminated, the Lease shall remain in full force and effect.

     22. Paragraph 11 of the Lease is amended to provide that Lessor's liability is limited to providing the meter for water, electricity and gas as now exists.

     23. Paragraph 6 of the Lease is amended to provide the Assignee shall be solely responsible for the interior walls of the Demised Property and any Improvements made to the exterior of the building by Assignee.

     24. Assignee shall pay Lessee a sum equal to Lessee's security deposit no later than ten days after the Effective Date.

     25. The amount of insurance required by paragraph 15 of the Lease shall be increased by the percentage of increase referred to in paragraph 23a (iv) or 50% which ever is greater at the beginning of each Renewal Term.

     26. Paragraph 21B is amended by adding:

         Assignee:  North Shore Community Bank
                    and Trust Company
                    362 Park Avenue
                    Glencoe, Illinois 60022


     27. Assignee shall comply with all present and future laws, ordinances, orders, rules, regulations, and requirement (collectively hereinafter referred to as "Orders") of all federal, state, municipal and local governments, departments, commissions, boards and officers, including but not limited to the Williams-Streiger Occupational Safety and Health Act, and all reasonable Orders of Lessor's and Assignee's insurance carriers whether foreseen or unforeseen which may be applicable to the Demised Premises and to all or any parts thereof and/or any and all facilities used in connection therewith or the use of the Demised Premises, whether or not any such order shall interfere with the use and enjoyment of the Demised Premises. Assignee shall not be required to make structural repairs or alterations unless it has by its use of the Demised Premises or method of operations therein violated any such orders or unless such repairs or alterations are necessitated by Assignee's special needs or Improvements. Assignee's failure to comply with this paragraph shall not be an Event of Default until such time as the Lessee has exhausted its administrative remedies and not complied with an Order.

     Assignee's right to contest said Order is subject to the contingency that any noncompliance with the Order shall not subject Lessor or any mortgagee to fines or criminal liability, and Assignee indemnifies the Lessor and mortgagee from any liability or damages resulting from noncompliance.

     Assignee shall promptly give notice to Lessor of any notice of violation of any Order received by Assignee. Without diminishing the obligation of Assignee, if Assignee shall at any time fail or neglect to comply, or commence to comply in a reasonable manner, with any Order and, if a stay is necessary, shall have failed to obtain a stay or extension thereof, Lessor shall be at liberty to comply therewith upon giving Assignee ten days written notice (except in cases of emergency or in case where Lessor or Lessor's Beneficiary may be subject to criminal liability if the Order is not complied with) and all expenses consequent thereof shall be borne and paid by Assignee; and upon Assignee's failure so to pay, Lessor may pay the same, and any payments so made by Lessor, together with interest thereon at fifteen (15%)percent per annum from the date of payment, shall immediately become due and payable by Assignee as additional rent.

     Assignee shall have no claim against Lessor, and Lessor shall have no liability for, any damages, demands, penalties, suits, proceedings, claims, actions and causes of action of any and every kind and nature arising or growing out of, or in any way connected with, Assignee's use or occupancy of the Demised Premises for the purpose permitted herein should such use or occupancy be prohibited or substantially impaired by any law, ordinance or regulation of federal, state, county or municipal governments or by any act of legal, governmental or other public authority.

     28. In addition to paragraph 13 of the Lease, to the extent permitted by law, Lessor, her agents and employees, shall not be liable for, and Assignee waives all claim's for, damages against Lessor, her agents and employees, including, but not limited to, consequential damages to person, property or otherwise sustained by Assignee or any person claiming through Assignee resulting from any accident or occurrence in or upon any part of the Demised Premises including, but not limited to, claims for damage resulting from: (a) any equipment or appurtenances becoming out of repair; (b) Lessor's failure to keep any part of the building in repair; (C) injury done or caused by wind, water or other natural element; (d) any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water and steam pipes, stairs, porches, railings or walks; (e) broken glass; (f) the backing up of any sewer pipe or downspout; (g) the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about such building or Demised Premises; (h) the escape of steam or hot water; (I) water, snow or ice upon the Premises or adjacent thereto; (j) the falling of any fixture, plaster or stucco; (k) damage to or loss by theft or otherwise of property of Assignee or others and (1) acts or omissions of persons on the Demised Premises, and (m) any act or omission of owners or lessees of adjacent or contiguous property. All property of Assignee kept in the Demised Premises shall be so kept at Assignee's risk only, and Assignee shall save Lessor harmless and indemnified from Claims arising out of damage to the same, including subrogation claims by Assignee's insurance carrier.

     29. To the extent permitted by law, Assignee waives any rights it may have against Lessor for loss or damage to its property or business caused by fire or the negligence of the Lessor, her employees or agents. Further, to the extent permitted by law, the Assignee waives any rights it may have against Lessor for loss or damage to its property or business caused by the negligence of the Lessor, her employees, invitees or agents to the extent the Assignee has covered, or is obligated to cover, the loss by its insurance policies.

     30. RENTAL NOTICE: In the event that any other part of 362/364 Park Avenue becomes available to rent, whether it is commercial or residential, Lessor will notify the Assignee in writing at least 7 days prior to entering into a lease with any other person or entity.

     31. FIRST RIGHT OF REFUSAL: In the event Lessor is tendered a bonafide written offer to sell/purchase 362-364 Park Avenue, Glencoe, IL during the pendency of the Lease or any extensions thereof, Lessor hereby agrees to notify Assignee in writing of such offer. Assignee shall then have one calendar week after Lessor gives such notice to agree in writing to purchase the property on the same terms and conditions. The Assignee must deliver a written offer to purchase subject to the same terms and conditions to Lessor within the seven day period or Assignee's right to purchase shall terminate.

     This paragraph shall only apply to the Assignee while the Assignee occupies the property. If the Assignee does not occupy the property, this Right to Purchase shall terminate. Further, this paragraph shall not apply to an offer of purchase by the Lessor's children or grandchildren.

     32. LETTER OF CREDIT. Assignee shall provide Lessor a Letter of Credit from the LaSalle National Bank in Chicago in an amount of $100,000 in the form attached to this Amendment as Exhibit B within two days of the Effective Date. The Letter of Credit shall include the terms and be in the same form set forth on Exhibit B. If for any reason the LaSalle National Bank in Chicago should fail or not continue in business, the Assignee shall provide a letter of credit containing the same terms and conditions from another bank in substantially the same financial condition as the LaSalle National Bank in Chicago at the time of the Effective Date.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 27th day of July, 1995.

                                        LESSOR:
                                        Joyce M. Hartley
                                        ---------------------------------------
                                        JOYCE M. HARTLEY

                                        LESSEE:

                                        NORTH SHORE PREMIER PROPERTIES, INC.

                                        BY: Richard Keefe
                                           ------------------------------------
                                        Its: Chairman
                                            -----------------------------------

                                        Richard Keefe
                                        ---------------------------------------
                                        RICHARD KEEFE

                                        ASSIGNEE:

                                        NORTH SHORE COMMUNITY BANK AND TRUST
                                        COMPANY, an Illinois corporation f/k/a
                                        NORTH SHORE BUILDING CORPORATION, an
                                        Illinois corporation


                                        By:
                                           ------------------------------------
                                        Its: Chairman
                                            -----------------------------------